Franklin Financial Network Announces New Capital Allocation Initiatives, Including An Initial $0.04 Per Share Cash Dividend And $30 Million Common Stock Repurchase Authorization

FRANKLIN, Tenn., Jan. 23, 2019 /PRNewswire/ -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), the parent company of Franklin Synergy Bank, today announced that it was implementing new capital allocation initiatives intended to optimize capital deployment and shareholder value creation. Accordingly, the Company's Board of Directors declared an initial quarterly dividend of $0.04 per share. The dividend is payable on February 28, 2019, to shareholders of record as of February 15, 2019. Additionally, the Company's Board of Directors has authorized the repurchase of up to $30 million of the Company's common stock, which will remain in effect until January 23, 2020.

Richard Herrington, Chairman, President, and Chief Executive Officer, commented, "We are pleased with the Board's decision to initiate a dividend program and with its authorization of a stock repurchase program, reflecting our confidence in the Company's sound foundation, as well as our outlook for continued growth and focus on driving long-term shareholder value. Our strategic capital priorities remain organic growth and maintaining flexibility to fund potential acquisitions. The repurchase program will be balanced with these objectives to maximize earnings per share accretion while minimizing tangible book value dilution. This is an important tool enabling us to optimize shareholder value."

Under the share repurchase program, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and other considerations. The Company's repurchases may be executed using open market purchases, privately negotiated transactions, accelerated share repurchase programs or other transactions. The Company intends to fund repurchases under the share repurchase program from existing sources of cash.

Safe Harbor for Forward-Looking Statements
This media release contains forward-looking statements. Such statements include, but are not limited to, our long-term strategic goals. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "strategies" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Risks and uncertainties that could cause the corporation's actual results to materially differ from those described in forward-looking statements include those discussed in Item 1A of the corporation's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 16, 2018. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company
Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.2 billion at December 31, 2018, the Bank currently operates through 15 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Contact:
Chris Black
EVP, Chief Financial Officer
(615) 721-6096
chris.black@franklinsynergy.com